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                           GOLDEN STAR RESOURCES LTD.
                                     Issuer

                                       TO

                       IBJ WHITEHALL BANK & TRUST COMPANY
                                     Trustee

                            ------------------------

                               FIRST SUPPLEMENTAL
                                    INDENTURE

                           Dated as of August 24, 1999

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

                                TABLE OF CONTENTS

                                                                    Page
                                                                    ----
ARTICLE ONE

      DESIGNATION AND TERMS OF
      THE CONVERTIBLE DEBENTURES.......................................2
      SECTION 1.1    Designation and Principal Amount..................2
      SECTION 1.2    Stated Maturity...................................2
      SECTION 1.3    Form and Payment..................................2
      SECTION 1.4    Interest..........................................2

ARTICLE TWO

      CONVERSION.......................................................3
      SECTION 2.1    Right to Convert..................................3
      SECTION 2.2 Exercise of Conversion Privilege; Issuance of Common Shares on Conversion; No Adjustment
                     for Interest or Dividends.........................3
      SECTION 2.3    Cash Payments in lieu of Fractional Shares........5
      SECTION 2.4    Taxes on Shares Issued............................5
      SECTION 2.5    Compliance with Governmental
                     Requirements; Listing of Common Shares............5
      SECTION 2.6    Conversion to Prescribed Securities...............6

ARTICLE THREE

      MANDATORY REDEMPTION.............................................6
      SECTION 3.1    Mandatory Redemption..............................6
      SECTION 3.2    Notice............................................6
      SECTION 3.3    Accrued Interest..................................7
      SECTION 3.4    Payment of Mandatory Redemption Payment...........7
      SECTION 3.5    Event of Default..................................7

ARTICLE FOUR

      MISCELLANEOUS....................................................8
      SECTION 4.1    Headings..........................................8
      SECTION 4.2    Counterparts......................................8
      SECTION 4.3    Conflict with Trust Indenture Act.................8
      SECTION 4.4    Successors and Assigns............................8
      SECTION 4.5    Separability Clause...............................8
      SECTION 4.6    Governing Law.....................................8

            FIRST SUPPLEMENTAL INDENTURE, dated as of August 24, 1999, between Golden Star Resources Ltd., a corporation duly incorporated and existing under the laws of Canada, having its registered offices at 885 West Georgia Street, 19th floor, Vancouver, British Columbia V6C 3H4 (herein called the "Company"), and IBJ Whitehall Bank & Trust Company, as Trustee under the Indenture referred to below (herein called the "Trustee").

                             RECITALS OF THE COMPANY

            WHEREAS, the Company has heretofore executed and delivered to the Trustee a certain indenture, dated as of August 24, 1999 (the "Original Indenture"), which provides for the issuance from time to time of its convertible unsecured debentures, notes or other evidences of indebtedness, to be issued in one or more series as provided therein. Capitalized terms used in this First Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to them in the Original Indenture;

            WHEREAS, Section 9.1 (g) of the Original Indenture provides that without the written consent of any Holder, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may enter into an indenture supplemental to the Original Indenture to establish the form or terms of Securities of any series as permitted by the Original Indenture;

            WHEREAS, the Company desires, by this first Supplemental Indenture, to create a series of 7.50% subordinated convertible debentures to be issuable under the Original Indenture and to be known as the Company's "7.50% Subordinated Convertible Debentures due 2004" (herein called the "Convertible Debentures"), and the terms and provisions thereof to be as hereinafter set forth;

            WHEREAS, the general forms of the Convertible Debentures and the Trustee's certificate of authentication to be borne by the Convertible Debentures are to be in the respective forms established pursuant to or set forth in the Original Indenture, with such insertions, omissions and variations as the Board of Directors of the Company may determine to be appropriate in accordance with the provisions of this Supplemental Indenture; and

            WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Original Indenture have been done.

            NOW, THEREFORE, for and in consideration of the premises and the purchase of the Convertible Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Convertible Debentures as follows:

                                   ARTICLE ONE

                            DESIGNATION AND TERMS OF
                           THE CONVERTIBLE DEBENTURES

            SECTION 1.1 Designation and Principal Amount. The series of Securities created by this First Supplemental Indenture shall be known and designated as the "7.50% Subordinated Convertible Debentures" of the Company and, subject to Section 3.3 of the Original Indenture, shall be limited in aggregate principal amount to U.S. $4,155,000.

            SECTION 1.2 Stated Maturity. The Stated Maturity of the Convertible Debentures is August 24, 2004.

            SECTION 1.3 Form and Payment. The Convertible Debentures shall initially be issued in definitive fully registered, non-global form, without interest coupon.

            SECTION 1.4 Interest. Interest on the Convertible Debentures will accrue from August 24, 1999. The Convertible Debentures will bear interest at a rate of 7.50% per annum, payable semi-annually on August 15 and February 15, commencing on February 15, 2000, to Holders of record at the close of business on the preceding August 1 and February 1 (whether or not a Business Day) (each, a "Regular Record Date"), respectively, except (i) that the interest payment upon redemption (unless the Redemption Date is an Interest Payment Date) will be payable to the Person to whom principal is payable and (ii) as set forth in the next succeeding sentence. In the case of any Convertible Debenture (or portion thereof) which is converted into Common Shares of the Company during the period from (but excluding) a Regular Record Date to (but excluding) the next succeeding Interest Payment Date either (i) if such Convertible Debenture (or portion thereof) has been called for redemption on a Redemption Date which occurs during such period, the Company shall not be required to pay interest on such Interest Payment Date in respect of any such Convertible Debenture (or portion thereof) or (ii) if otherwise, any Convertible Debenture (or portion thereof) submitted for conversion during such period shall be accompanied by funds equal to the interest payable on such succeeding Interest Payment Date on the aggregate principal amount so converted. Interest may, at the Company's option, be paid in U.S. dollars either (i) by a dollar check drawn on a bank in New York City mailed to the address of the Person entitled thereto as it appears in the Security Register or (ii) by transfer to an account maintained by such Person located in the United States. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

                                   ARTICLE TWO

                                   CONVERSION

            SECTION 2.1 Right to Convert. Subject to and upon compliance with the provisions of the Original Indenture, the Holder of any Convertible Debenture shall have the right, at his or her option, at any time prior to the close of business on August 24, 2004 (except that, with respect to any Convertible Debenture or portion of a Convertible Debenture which shall be called for redemption, such right shall terminate, except as provided in Section 2.2, at the close of business on the Business Day next preceding the date fixed for redemption of such Convertible Debenture or portion of Convertible Debenture unless the Company shall default in payment due upon redemption thereof) to convert the principal amount at maturity of any such Convertible Debenture, or any portion of such principal amount at maturity which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Shares (as such shares shall then be constituted), at a conversion price of $0.70 per Common Share (the "Conversion Price") (subject to adjustment as set forth in Section 14.4 of the Original Indenture), by surrender of the Convertible Debenture so to be converted in whole or in part in the manner provided, together with any required funds, in Section 2.2. A Holder of Convertible Debentures is not entitled to any rights of a holder of Common Shares until such holder has converted his Convertible Debenture to Common Shares, and only to the extent such Convertible Debentures are deemed to have been converted to Common Shares under this Article 2.

            SECTION 2.2 Exercise of Conversion Privilege; Issuance of Common Shares on Conversion; No Adjustment for Interest or Dividends.

                  (a) In order to exercise the conversion privilege with respect to any Convertible Debenture in definitive certificated form, the Holder of any such Convertible Debenture to be converted in whole or in part shall surrender such Convertible Debenture, duly endorsed, at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, and shall give written notice of conversion in the form provided on the Convertible Debentures (or such other notice which is acceptable to the Company) to the Trustee at such office. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for Common Shares which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 2.4. Each such Convertible Debenture surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration as such Convertible Debenture, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

                  (b) As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Convertible Debenture or Convertible Debentures (or portion thereof) so converted), the Company shall issue and shall forward to the Corporate Trust Office of the Trustee for delivery to such Holder, a certificate or certificates for the number of full Common Shares issuable upon such conversion of such Convertible Debenture or portion thereof in accordance with the provisions of this Section 2 and a check or cash in respect of any fractional interest in respect of a Common Share arising upon such conversion, as provided in Section
2.3. In case any Convertible Debenture of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 3.2 of the Original Indenture, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Convertible Debenture so surrendered, without charge to him, a new Convertible Debenture or Convertible Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Convertible Debenture.

                  (c) Each conversion shall be deemed to have been effected as to any such Convertible Debenture (or portion thereof) on the date on which the requirements set forth above in this Section 2.2 have been satisfied as to such Convertible Debenture (or portion thereof), and the person in whose name any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become on said date the Holder of record of the Common Shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person in whose name the certificates are to be issued as the record Holder thereof for all purposes on the next succeeding day on which such stock transfer books are open.

                  (d) Except as described in this Section 2.2, Holders of the Convertible Debenture will not be entitled to any payment or adjustment on account of accrued and unpaid interest upon conversion of the Convertible Debentures. The Company's delivery of the fixed number of Common Shares into which the Convertible Debentures are convertible will be deemed to satisfy the Company's obligation to pay the principal amount at maturity of the Convertible Debentures and all accrued interest that has not previously been (or is not simultaneously being) paid. The Common Shares are treated as issued first in payment of accrued interest and then in payment of principal.

                  (e) Any Convertible Debenture or portion thereof surrendered for conversion during the period from the close of business on the Regular Record Date for any Interest Payment Date to the close of business on the Business Day next preceding the following Interest Payment Date shall (unless such Convertible Debenture or portion thereof being converted shall have been called for redemption during the period from the close of business on such record date to the close of business on the Business Day next preceding the following interest payment date) be accompanied by payment, in funds acceptable to the Company and as set forth in the penultimate sentence of Section 1.4 above, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Convertible Debentures. Except as provided above in this Section 2.2, no payment or other adjustment shall be made for interest accrued on any Convertible Debenture converted or for dividends on any shares issued upon the conversion of such Convertible Debenture as provided in this Section 2.2.

            SECTION 2.3 Cash Payments in lieu of Fractional Shares. No fractional Common Shares or scrip representing fractional shares shall be issued upon conversion of Convertible Debentures. If more than one Convertible Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount at maturity of the Convertible Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share would be issuable upon the conversion of any Convertible Debenture or Convertible Debentures, the Company shall make an adjustment and payment therefor in cash at the current market value thereof to the Holder of Convertible Debentures. The current market value of a Common Share shall be the reported closing trading price per share of the Common Shares on the American Stock Exchange at the close of business on the day on which the Convertible Debentures (or specified portions thereof) are deemed to have been converted.

            SECTION 2.4 Taxes on Shares Issued. The issue of share certificates on conversions of Convertible Debentures shall be made without charge to the converting Holder of such Convertible Debentures for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the Holder of any Convertible Debenture converted, and the Company shall not be required to issue or deliver any such share certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

            SECTION 2.5 Compliance with Governmental Requirements; Listing of Common Shares.

                  (a) The Company covenants that if any Common Shares to be provided for the purpose of conversion of Convertible Debentures hereunder require registration with or approval of any governmental authority under any federal, state or provincial law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

                  (b) The Company further covenants that if at any time the Common Shares shall be listed on the American Stock Exchange, the Nasdaq National Market, or any other national securities exchange or automated quotation system the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Shares shall be so listed on such exchange or automated quotation system, all Common Shares issuable upon conversion of the Convertible Debentures; provided, however, that if rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Shares until the first conversion of the Convertible Debentures into Common Shares in accordance with the provisions of the Original Indenture, the Company covenants to list such Common Shares issuable upon conversion of the Convertible Debentures in accordance with the requirements of such exchange or automated quotation system at such time.

            SECTION 2.6 Conversion to Prescribed Securities. Sections 8.1 and
14.11 of the Original Indenture are hereby modified as necessary so that only "prescribed securities" (within the meaning of the Income Tax Act) may be issued on conversion of Convertible Debentures in the circumstances contemplated in such sections.

                                  ARTICLE THREE

                              MANDATORY REDEMPTION

            SECTION 3.1 Mandatory Redemption. In the event that the Company shall have not completed its acquisition of a direct or indirect interest in Bogoso Gold Limited, a Ghanaian company, by the earlier of (i) December 10, 1999 and (ii) the date on which such acquisition is terminated or abandoned (the "Failure to Complete"), the Company shall be required to repurchase and the Holder of this Security shall surrender for purchase by the Company on a pro rata basis fifty (50%) percent of the aggregate principal amount of such Holder's Convertible Debentures pursuant to the terms described in Section 3.2 below (the "Mandatory Redemption") at a purchase price in cash equal to the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Mandatory Redemption Payment").

            SECTION 3.2 Notice. Within 5 Business Days following any Failure to Complete date, the Company shall send, by first-class mail, postage prepaid, a notice to the Trustee and to each Holder of Convertible Debentures at the address appearing in the register maintained by the Security Registrar of the Convertible Debentures stating:

                  (a) that the Mandatory Redemption is being made pursuant to this Article 3 and that all Convertible Debentures tendered will be accepted for payment;

                  (b) the purchase price, the aggregate principal amount of Convertible Debentures that will be purchased by the Company and the purchase date, which will be no later than 30 days from the date of the Failure to Complete (the "Mandatory Redemption Payment Date");

                  (c) that any Convertible Debenture not tendered will continue to accrue interest;

                  (d) that, unless the Company defaults in the payment of the Mandatory Redemption Payment, all Convertible Debentures subject to the Mandatory Redemption will cease to accrue interest after the Mandatory Redemption Payment Date;

                  (e) that Holders surrendering Convertible Debentures purchased pursuant to an Mandatory Redemption Offer will be required to surrender certificates representing the Convertible Debentures, with the form entitled "Mandatory Redemption Form" on the reverse of the Convertible Debentures completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Mandatory Redemption Payment Date;

                  (f) that Holders whose Convertible Debentures are being purchased only in part will be issued new Convertible Debentures equal in principal amount to the unpurchased portion of the Convertible Debentures surrendered.

            SECTION 3.3 Accrued Interest. If the Mandatory Redemption Payment Date is on or after an Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Convertible Debenture is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender pursuant to the Mandatory Redemption.

            SECTION 3.4 Payment of Mandatory Redemption Payment. On the Mandatory Redemption Payment Date, the Company shall (1) accept for payment Convertible Debentures or portions thereof properly tendered pursuant to the Mandatory Redemption, (2) deposit with the Paying Agent an amount equal to the Mandatory Redemption Payment in respect of all Convertible Debentures or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Convertible Debentures so accepted together with an Officers' Certificate stating the aggregate principal amount of the Convertible Debentures or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Convertible Debentures so accepted the Mandatory Redemption Payment for such Convertible Debentures, and the Company shall issue, and the Trustee shall promptly authenticate and mail or deliver (or cause to be transferred by book-entry) to each Holder, a new Convertible Debenture in principal amount equal to any unpurchased portion of the Convertible Debentures surrendered, if any; provided, that each such new Convertible Debenture shall be in denominations of $1,000 and any integral thereof. Any Convertible Debenture not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

            SECTION 3.5 Event of Default. Failure by the Company to comply with the Mandatory Redemption provisions herein, including default by the Company in the payment of the Mandatory Redemption Payment shall constitute an Event of Default under Article 5 of the Original Indenture.

                                  ARTICLE FOUR

                                  MISCELLANEOUS

            SECTION 4.1 Headings. The headings of the Articles and Sections of this First Supplemental Indenture are inserted for convenience of reference and shall not be deemed to be a part hereof.

            SECTION 4.2 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            SECTION 4.3 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act of 1939, such required provision shall control.

            SECTION 4.4 Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

            SECTION 4.5 Separability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 4.6 Governing Law. The internal law of the State of New York shall govern and be used to construe this First Supplemental Indenture.

            IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

GOLDEN STAR RESOURCES LTD.


By: /s/ Louis O. Peloquin
    ---------------------
    Name:  Louis O. Peloquin
    Title: Vice President, General Counsel
           and Secretary


Attest:

/s/ Deborah Helmer
------------------
Title: Legal Assistant


IBJ WHITEHALL BANK & TRUST COMPANY
as Trustee


By: /s/ Luis Perez
    --------------
    Name:  Luis Perez
    Title: Assistant Vice President


Attest:

/s/ Paul Lanzon
---------------
Title:

                                                                              10
STATE OF      Colorado  )
                        ) ss.:
COUNTY OF     Denver    )

         On the 23rd day of August, 1999, before me personally came Louis O. Peloquin, to me known, who, being by me duly sworn, did depose and say that he is VP and General Counsel of GOLDEN STAR RESOURCES LTD., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

/s/ Debra J. Helmer
-------------------
Notary Public

[NOTARIAL SEAL]

My Commission Expires:


STATE OF     New York   )
                        ) ss.:
COUNTY OF    New York   )

         On the 24th day of August, 1999, before me personally came Luis Perez, to me known, who, being by me duly sworn, did depose and say that he is Assistant Vice President of IBJ WHITEHALL BANK & TRUST COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

/s/ Lenora Clunes
-----------------
Notary Public

[NOTARIAL SEAL]

My Commission Expires: